United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2004

Selective Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

       New Jersey

	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer No.)

                          40 Wantage Avenue, Branchville, New Jersey 07890

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(973) 948-3000

n/a
(Former name or former address, if changed since last report.)

Item 9.        Regulation FD Disclosure

On April 5, 2004, Selective Insurance Group, Inc. (the "Company") issued a press release announcing that commencing April 1, 2004, the Company's senior convertible notes due 2032 are convertible into the Company's common stock pursuant to the terms of the notes, and that approximately 3.9 million shares will be included in the Company's diluted earnings per share calculation in the first quarter of 2004. A copy of that press release is attached to this Form 8-K on Exhibit 99.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.
(Registrant)

Date:  April 6, 2004

By: /s/ Michele N. Schumacher

Name:  Michele N. Schumacher, Esq.

Title: Vice President, Corporate Secretary &
Corporate Governance Officer

EXHIBIT INDEX

Exhibit No.  Description

99  Press Release dated April 5, 2004.